Exhibit 99.1

FOR IMMEDIATE RELEASE
December 15, 2022	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS RESULTS FOR
THE FOURTH QUARTER AND FISCAL YEAR ENDED SEPTEMBER 27, 2022

(GOLDEN, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of Bad Daddy’s Burger Bar and Good Times Burgers & Frozen Custard, today reported financial results for the fiscal fourth quarter and fiscal year ended September 27, 2022.

Key highlights of the Company’s financial results include:

•	Total Revenues increased 11.5% to $138.2 million for the year compared to the 2021 fiscal year

•	Total Restaurant Sales for Bad Daddy’s restaurants increased $1.5 million to $26.0 million for the fourth quarter compared to the prior year fourth quarter and increased $14.6 million to $103.2 million for the year compared to the 2021 fiscal year

•	Same Store Sales[1] for company-owned Bad Daddy’s restaurants increased 3.7% for the fourth quarter compared to the prior year fourth quarter and increased 11.2% for the year compared to the 2021 fiscal year

•	Total Restaurant Sales for Good Times restaurants increased $0.2 million to $8.9 million for the fourth quarter compared to the same prior year fourth quarter and decreased $0.4 million to $34.0 million for the year compared to the 2021 fiscal year

•	Same Store Sales for company-owned Good Times restaurants increased 5.9% for the fourth quarter compared to the prior year fourth quarter and increased 1.1% for the year compared to the 2021 fiscal year

•	Net Loss Attributable to Common Shareholders was $1.3 million for the fourth quarter and was $2.6 million for the year

•	Adjusted EBITDA[2] (a non-GAAP measure) was $0.9 million for the fourth quarter and was $4.8 million for the year

•	The Company ended the fourth quarter with $8.9 million in cash and no long-term debt

Ryan M. Zink, the Company’s Chief Executive Officer, said, “Fiscal 2022 was an exciting year from a top-line standpoint, as we grew same store sales at both brands for the full year. During the fourth quarter, our Good Times brand grew same store sales by nearly 6%, which included approximately 7.7% year over year price increases. The minimal traffic declines at our primarily drive-thru brand are encouraging as consumers seem to be resuming their pre-pandemic behaviors. Bad Daddy’s has also benefitted from this shift in behavior as seen in the 11% same store sales increase this year. Both brands have started fiscal 2023 with positive same store sales.”

“Profitability, however, has suffered as we have prioritized preservation of food quality, portion sizes, reasonable pricing and restaurant staffing over a single year’s profitability. We believe that long-term profitability is driven by loyal customers, and that loyal customers are created through consistent brand execution. Building on customer loyalty, we are offering gift cards at large box retailers which drives direct sales through gift card redemption and is increasing brand awareness outside our four walls. Although this program caused additional advertising costs, primarily through commissions incurred, we believe that there is significant long-term value through the new customers reached,” Zink continued.

1 Same store sales are a metric used in evaluating the performance of established restaurants and is a commonly used metric in the restaurant industry. Same store sales for our brands are calculated using all units open for at least 18 full fiscal months and use the comparable operating weeks from the prior year to the current year quarter’s operating weeks.

2 For a reconciliation of Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

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Mr. Zink concluded, “In the first quarter of fiscal 2023, we have completed deployment of new digital menu boards and lane timer systems at Good Times and are actively developing the next generation mobile app for Good Times which will include loyalty and in-restaurant payment functionality, providing greater incentive for loyal customers to engage with this app. Our signage projects at Good Times are underway with completion expected of a third to half of our system in fiscal 2023. At Bad Daddy’s, we intend to resume expansion with the opening of one restaurant in Huntsville, Alabama. Additionally, we are in active negotiation on multiple sites in the Raleigh, North Carolina and Birmingham, Alabama markets.”

Conference Call: Management will host a conference call to discuss its fiscal fourth quarter and year ended September 27, 2022 financial results on Thursday, December 15, 2022 at 5:00 p.m. ET. Hosting the call will be Ryan M. Zink, its Chief Executive Officer and Matthew Karnes, its Senior Vice President of Finance.

The conference call can be accessed live over the phone by dialing 844-200-6205, access code 930485. The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) owns, operates, and licenses 41 Bad Daddy’s Burger Bar restaurants through its wholly owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly-owned subsidiaries, Good Times Restaurants Inc. operates and franchises a regional quick-service restaurant chain consisting of 31 Good Times Burgers & Frozen Custard restaurants located primarily in Colorado.

Forward Looking Statements Disclaimer: This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. Such risks and uncertainties include, among other things, the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company, the Company's financial performance and its cash flows from operations, general economic conditions, which could adversely affect the Company's results of operations and cash flows. These risks also include such factors as the disruption to our business from the COVID-19 pandemic and the impact of the pandemic on our results of operations, financial condition and prospects which may vary depending on the duration and extent of the pandemic and the impact of federal, state and local governmental actions and customer behavior in response to the pandemic, the impact and duration of staffing constraints at our restaurants, the impact of supply chain constraints and the current inflationary environment, the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 27, 2022 filed with the SEC, and other filings with the SEC. Good Times disclaims any obligation or duty to update or modify these forward-looking statements.

Good Times Restaurants Inc. CONTACTS:

Ryan M. Zink, Chief Executive Officer (303) 384-1432

Christi Pennington (303) 384-1440

Category: Financial

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts

	Fiscal Quarter Ended		Fiscal Year Ended
	September 27, 2022	September 28, 2021	September 27, 2022	September 28, 2021
NET REVENUES:
Restaurant sales	$34,945	$33,281	$137,250	$123,058
Franchise revenues	245	238	950	895
Total net revenues	35,190	33,519	138,200	123,953

RESTAURANT OPERATING COSTS:
Food and packaging costs	11,427	10,127	43,877	36,164
Payroll and other employee benefit costs	11,488	11,262	46,515	41,049
Restaurant occupancy costs	2,352	2,282	9,440	8,815
Other restaurant operating costs	4,957	4,070	18,515	14,911
Preopening costs	1	346	51	766
Depreciation and amortization	905	1,045	3,895	3,842
Total restaurant operating costs	31,130	29,132	122,293	105,547

General and administrative costs	2,845	2,340	10,506	9,437
Advertising costs	904	466	3,164	2,082
Franchise costs	6	5	22	27
Impairment of long-lived assets	1,381	-	3,437	-
Gain on restaurant asset sale and lease termination	(10)	(9)	(676)	-
Litigation contingencies	-	-	332	(37)

(LOSS) INCOME FROM OPERATIONS:	(1,066)	1,585	(878)	6,897

Other Expenses:
Interest and other expense, net	(13)	(25)	(54)	(25)
Gain on debt extinguishment	-	-	-	11,778

NET (LOSS) INCOME BEFORE INCOME TAXES:	(1,079)	1,560	(932)	18,406
Provision for income taxes	14	(6)	5	(6)

NET (LOSS) INCOME:	$(1,065)	$1,554	$(927)	$18,400
Income attributable to non-controlling interests	(225)	(300)	(1,714)	(1,613)

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(1,290)	$1,254	$(2,641)	$16,787

NET (LOSS) INCOME PER SHARE, ATTRIBUTABLE TO COMMON SHAREHOLDERS:
Basic	$(0.10)	$0.10	$(0.21)	$1.32
Diluted	$(0.10)	$0.10	$(0.21)	$1.31

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	12,350	12,778	12,464	12,677
Diluted	12,350	13,085	12,464	12,828

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands)

	September 27, 2022	September 28, 2021
Selected Balance Sheet Data
Cash and cash equivalents	$8,906	$8,856

Current Assets	$11,875	$11,444

Total assets[1]	$86,388	$93,681

Current Liabilities	$12,897	$12,886

Stockholders’ equity	$27,788	$30,870

1Includes operating lease right-of-use assets.

Supplemental Information for Company-Owned Restaurants (dollars in thousands):

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard
	Fourth Fiscal Quarter		Fiscal Year Ended		Fourth Fiscal Quarter		Fiscal Year Ended
	2022 (13 weeks)	2021 (13 weeks)	2022 (52 weeks)	2021 (52 weeks)	2022 (13 weeks)	2021 (13 weeks)	2022 (52 weeks)	2021 (52 weeks)
Restaurant sales	$25,971	$24,447	$103,216	$88,595	$8,939	$8,768	34,034	$34,463
Restaurants opened or acquired during period	-	2	1	2	-	-	-	-
Restaurants closed during period	-	-	-	-	-	-	1	1
Restaurants open at period end	40	39	40	39	23	24	23	24

Restaurant operating weeks	520	496	2,054	1,943	299	312	1,226	1,254

Average weekly sales per restaurant	$49.9	$49.3	$50.3	$45.6	$29.9	$28.1	$27.8	$27.5

Information in the above tables excludes the non-traditional Bad Daddy’s at Tivoli restaurant which was open from August 2021 to July 2022 and excludes the restaurant at Charlotte International Airport operated by a licensee.

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Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Loss to Income from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	--------------------------------------------Fiscal Quarter Ended (13 weeks)--------------------------------------------
	September 27, 2022		September 28, 2021		September 27, 2022		September 28, 2021		Sept. 27, 2022	Sept. 28, 2021
Restaurant sales	$26,006	100.0%	$24,513	100.0%	$8,939	100.0%	$8,768	100.0%	$34,945	$33,281
Restaurant operating costs (exclusive of depreciation and amortization and preopening, shown separately below):
Food and packaging costs	8,540	32.8%	7,629	31.1%	2,887	32.3%	2,498	28.5%	11,427	10,127
Payroll and benefits costs	8,635	33.2%	8,414	34.3%	2,853	31.9%	2,848	32.5%	11,488	11,262
Restaurant occupancy costs	1,657	6.4%	1,608	6.6%	695	7.8%	674	7.7%	2,352	2,282
Other restaurant operating costs	3,823	14.7%	3,195	13.0%	1,134	12.7%	875	10.0%	4,957	4,070
Restaurant-level operating profit	$3,351	12.9%	$3,667	15.0%	$1,370	15.3%	$1,873	21.4%	$4,721	$5,540

Franchise revenues									245	238
Deduct - Other operating:
Depreciation and amortization									905	1,045
General and administrative									2,845	2,340
Advertising costs									904	466
Litigation Contingencies									-	-
Franchise costs									6	5
Impairment of long-lived assets									1,381	-
Gain on restaurant asset sale									(10)	(9)
Pre-opening costs									1	346
Total other operating									6,032	4,193

(Loss) Income from operations									$(1,066)	$1,585

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

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Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	--------------------------------------------Fiscal Year Ended--------------------------------------------
	September 27, 2022		September 28, 2021		September 27, 2022		September 28, 2021		Sept. 27, 2022	Sept. 28, 2021
Restaurant sales	$103,216	100.0%	$88,595	100.0%	$34,034	100.0%	$34,463	100.0%	$137,250	$123,058
Restaurant operating costs (exclusive of depreciation and amortization, and preopening, shown separately below):
Food and packaging costs	33,155	32.1%	26,123	29.5%	10,722	31.5%	10,041	29.1%	43.877	36,164
Payroll and benefits costs	35,085	34.0%	30,058	33.9%	11,430	33.6%	10,991	31.9%	46,515	41,049
Restaurant occupancy costs	6.668	6.5%	5,959	6.7%	2,772	8.1%	2,856	8.3%	9,440	8,815
Other restaurant operating costs	14,519	14.1%	11,647	13.1%	3,996	11.7%	3,264	9.5%	18,515	14,911
Restaurant-level operating profit	$13,789	13.4%	$14,808	16.7%	$5,114	15.0%	$7,311	21.2%	$18,903	$22,119

Franchise revenues									950	895
Deduct - Other operating:
Depreciation and amortization									3,895	3,842
General and administrative									10,506	9,437
Advertising costs									3,164	2,082
Litigation Contingencies									332	-
Franchise costs									22	-
Impairment of long-lived assets									3,437	27
Gain on restaurant asset sale									(676)	766
Pre-opening costs									51	(37)
Total other operating									20,731	16,117

(Loss) Income from operations									$(878)	$6,897

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

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The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant-level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because like depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to (loss) income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the current and prior year fiscal quarters and year-to-date periods for fiscal 2022 and fiscal 2021, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

	Quarter Ended		Fiscal Year Ended
	Sept. 27, 2022 (13 Weeks)	Sept. 28, 2021 (13 Weeks)	Sept. 27, 2022 (52 Weeks)	Sept. 28, 2021 (52 Weeks)
Adjusted EBITDA:
Net (Loss) Income, as reported	$(1,290)	$1,254	$(2,641)	$16,787
Depreciation and amortization	863	1,025	3,796	3,770
Interest expense, net	13	24	54	269
Provision for income taxes	(14)	6	(5)	6
EBITDA	(428)	2,309	1,204	20,832
Preopening expense	1	346	51	766
Non-cash stock-based compensation	43	36	250	362
Asset Impairment	1,381	-	3,437	-
GAAP rent-cash rent difference	(117)	(228)	(403)	(508)
(Gain) Loss on restaurant asset sales and lease termination	(10)	(9)	(538)	(37)
Litigation Contingencies	-	-	332	-
One-time special allocation to Bad Daddy's partnerships	-	-	516	-
Gain on debt extinguishments	-	-	-	(11,778)
Adjusted EBITDA	$870	$2,454	$4,849	$9,637

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net (loss) income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net (loss) income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

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Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments, and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that Adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies, and our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.